                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") entered into effective as of November 6, 2002, by and between Joseph G. Nicknish (the "Executive"), and Mission Resources Corporation, a Delaware corporation having its principal place of business at 1331 Lamar, Suite 1455, Houston, Texas 77010-3039 (the "Company");

                              W I T N E S S E T H:

     WHEREAS, The Company wishes to employ the Executive as Senior Vice President - Operations and Exploitation and to perform services incident to such position for the Company, and the Executive wishes to be so employed by the Company, all upon the terms and conditions hereinafter set forth:

     NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. EMPLOYMENT AND TERM. The Company hereby employs the Executive to serve as Senior Vice President - Operations and Exploitation of the Company. The term of this Agreement (the "Term of this Agreement") shall be effective as of the date first above written and shall terminate thirty-six (36) months from the date hereof (the "Termination Date"), unless earlier terminated by either party hereto in accordance with the provisions of Section 5 hereof; provided, however, that beginning on the first anniversary date of the date hereof and on each anniversary date of the date hereof thereafter, the Term of this Agreement shall be automatically extended one additional year unless either party give written notice to the other at least six months prior to such anniversary of the date hereof that the Term of this Agreement shall cease to be so extended. During the Term of this Agreement, the terms of employment shall be as set forth herein unless modified by the Executive and the Company in accordance with the provisions of Section 12 hereof. The Executive hereby agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter set forth.

     2. POSITION AND RESPONSIBILITIES. The Executive shall serve as Senior Vice President - Operations and Exploitation of the Company and shall report to, and be subject to the general direction of the Chairman and Chief Executive Officer of the Company. The Executive shall have other obligations, duties, authority and power to do all acts and things as are customarily done by a person holding the same or equivalent position or performing duties similar to those to be performed by executives in corporations of similar size to the Company and shall perform such managerial duties and responsibilities for the Company which are not inconsistent with his position as may reasonably be assigned to him by the Chairman and Chief Executive Officer and/or the Board of Directors of the Company (or a committee thereof). Unless otherwise agreed to by the Executive, the Executive shall be based at the Company's principal executive offices located in the greater Houston, Texas metropolitan area.

     3. EXTENT OF SERVICE. The Executive shall devote his full business time and attention to the business of the Company. During the Term of this Agreement, Executive shall

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devote his best efforts and skills to the business and interests of Company, do his utmost to further enhance and develop Company's best interests and welfare, and endeavor to improve his ability and knowledge of Company's business, in an effort to increase the value of his services for the mutual benefit of the parties hereto. During the Term of this Agreement, it shall not be a violation of this Agreement for Executive to (i) serve on any corporate board or committee thereof with the approval of the Board, (ii) serve on any civic or charitable boards or committees (except for boards or committees of a competing business unless approved by the Board), (iii) deliver lectures, fulfill teaching or speaking engagements, (iv) testify as a witness in litigation involving a former employer or (v) manage personal investments; provided, however, any such activities must not materially interfere with performance of Executive's responsibilities under this Agreement.

     4. COMPENSATION.

     (a) In consideration of the services to be rendered by the Executive to the Company, the Company will pay the Executive a salary ("Salary") of $250,000 per year during the Term of this Agreement. Such Salary will be payable in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. From time to time during the Term of this Agreement, the amount of the Executive's Salary may be increased by, and at the sole discretion of, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), which shall review the Executive's Salary no less regularly than annually.

     (b) The Company has granted the Executive on November 6, 2002 an option to purchase 250,000 shares of common stock of the Company at an exercise price per share of $.52 ("Option"). Such Option shall vest 33.4% on the date of grant and 33.3% on each of the first and second anniversary date of grant. The term of the Option shall be ten years from the date of grant subject to the provisions of paragraphs 5(f)(i) and 5(g) hereof. Additional grants of options will be considered by the Compensation Committee on an annual basis based on a review of the Executive's performance.

     (c) The Executive will be considered for an annual cash and/or stock bonus based on an evaluation of his performance by the Compensation Committee. Any such bonus will be at the sole discretion of the Compensation Committee.

     (d) During the term of this Agreement, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations, entertainment and the like incurred by him in connection with the business of the Company upon submission by him and approval of an appropriate statement documenting such expenses as required by the Company's policy and the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Audit Committee of the Board of Directors shall review all such expense reports on a quarterly basis.

     (e) The Executive shall be entitled to four (4) weeks of paid vacation during each calendar year during the term of this Agreement. Vacation shall accrue on the first day of each calendar year. The Company shall not pay the Executive for any accrued but unused portion of vacation and any such unused portion of vacation shall not be carried forward to the next year.

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     (f) During the term of this Agreement, the Executive shall be entitled to participate in and to receive all rights and benefits under any life, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the term of this Agreement. The Executive shall also be entitled to participate in and to receive all rights and benefits under any plan or program adopted by the Company for any other or group of other executive employees of the Company, including without limitation, the rights and benefits under the directors' and officers' liability insurance in place from time to time under the Company's insurance program for the directors and officers of the Company.

     (g) During the term of this agreement, the Executive shall be entitled to receive a car allowance of $500.00 per month, and one parking space shall be provided to the Executive by the Company.

     (h) The Company shall pay one club initiation fee of up to $25,000.00 and the base monthly dues applicable thereto, not to exceed $400.00 per month. If the Company has previously paid a club initiation fee for the Executive, this provision will not permit the Executive to obtain a second club membership.

     5. TERMINATION.

     (a) Termination by Company; Discharge for Cause. The Company shall be entitled to terminate this Agreement and the Executive's employment with the Company at any time and for whatever reason; or at any time for "Cause" (as defined below) by written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following reasons: (i) the willful failure or refusal of the Executive to render services to the Company in accordance with his obligations under this Agreement, including, without limitation, the willful failure or refusal of the Executive to comply with the work rules, policies, procedures, and directives as established by the Chairman and Chief Executive Officer and the Board of Directors and consistent with this Agreement; such failure or refusal to be uncured and continuing for a period of not less than fifteen (15) days after notice outlining the situation is given by the Company to the Executive; (ii) the commission by the Executive of an act of fraud or embezzlement; (iii) the commission by the Executive of any other action with the intent to injure the Company; (iv) the Executive having been convicted of a felony or a crime involving moral turpitude; (v) the Executive having misappropriated the property of the Company; (vi) the Executive having engaged in personal misconduct which materially injures the Company; or (vii) the Executive having willfully violated any law or regulation relating to the business of the Company which results in material injury to the Company. In the event of the Executive's termination by the Company for Cause hereunder, the Executive shall be entitled to no severance or other termination benefits except for any unpaid Salary accrued through the date of termination. A termination of this Agreement by the Company without Cause pursuant to this Section 5(a) (which shall include the decision by the Company to not renew the Term of this Agreement for any additional one year periods as provided in Section 1 above) shall entitle the Executive to the Severance Payment and other benefits specified in Section 5(f) or (g), hereof, as the case may be.

     (b) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall

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have no further obligation to the Executive or his estate except that the
Company shall pay to the Executive's estate that portion of his Salary and benefits accrued through the date of death. All such payments to the Executive's estate shall be made in the same manner and at the same time as the Executive's Salary.

     (c) Disability. If during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder for a period of 90 days by reason of disability, then the Company, on 30 days' prior notice to the Executive, may terminate this Agreement. For purposes of this Agreement, the Executive shall be deemed to have become disabled when the Board of Directors of the Company, upon verification by a physician designated by the Company, shall have determined that the Executive has become physically or mentally unable (excluding infrequent and temporary absences due to ordinary illness) to perform the essential functions of his duties under this Agreement with reasonable accommodation. In the event of a termination pursuant to this paragraph (c), the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Executive or his estate in the event of his subsequent death, that portion of the Executive's Salary and benefits accrued through the date of such termination. All such payments to the Executive or his estate shall be made in the same manner and at the same time as his Salary would have been paid to him had he not become disabled.

     (d) Termination for Good Reason. The Executive shall be entitled to terminate this Agreement and his employment with the Company at any time upon thirty (30) days written notice to the Company for "Good Reason" (as defined below). The Executive's termination of employment shall be for "Good Reason" if such termination is a result of any of the following events:

          (i) The Executive is assigned any responsibilities or duties materially inconsistent with his position, duties, responsibilities and status with the Company as in effect at the date of this Agreement or as may be assigned to the Executive pursuant to Section 2 hereof; or his title or offices as in effect at the date of this Agreement or as the Executive may be appointed or elected to in accordance with Section 2 are changed; or the Executive is required to report to or be directed by any person other than the Chairman and Chief Executive Officer and the Board of Directors of the Company;

          (ii) there is a reduction in the Salary (as such Salary shall have been increased from time to time) payable to the Executive pursuant to
     Section 4(a) hereof unless such reduction is applicable to all senior executives of the Company;

          (iii) failure by the Company or any successor to the Company or its assets to continue to provide to the Executive any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which the Executive was entitled to participate in as at the date of this Agreement or subsequent thereto, or the taking by the Company of any action that materially and adversely affects the Executive's participation in or materially reduces his rights or benefits under or pursuant to any such plan or the failure by the Company to increase or improve such rights or benefits on a basis consistent with practices in effect prior to the date of this Agreement or with practices implemented and subsequent to the date of this Agreement with respect to the

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     executive employees of the Company generally, which ever is more favorable to the Executive, but excluding such action that is required by law;

          (iv) without Executive's consent, the Company requires the executive to relocate to any city or community other than one within a fifty (50) mile radius of the greater Houston, Texas metropolitan area, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations under this Agreement; or

          (v) there is any material breach by the Company of any provision of this Agreement.

          (vi) Upon the Executive's termination of this Agreement for Good Reason, the Executive shall be entitled to the Severance Payment and other benefits specified in Section 5(f) hereof.

     (e) Voluntary Termination. Notwithstanding anything to the contrary herein, the Executive shall be entitled to voluntarily terminate this Agreement and his employment with the Company at his pleasure upon sixty (60) days written notice to such effect. In such event, the Executive shall not be entitled to any further compensation other than any unpaid Salary and benefits accrued through the date of termination. At the Company's option, the Company may pay to the Executive the salary and benefits that the Executive would have received during such sixty (60) day period in lieu of requiring the Executive to remain in the employment of the Company for such sixty (60) day period.

     (f) Termination Benefits Upon Involuntary Termination or Termination for Good Reason. In the event that (i) the Company terminates this Agreement and the Executive's employment with the Company for any reason other than for Cause (as defined in Section 5(a) hereof) or the death or disability (as defined in
Section 5(c) hereof) of the Executive, or (ii) the Executive terminates this Agreement and his employment with the Company for Good Reason (as set forth in Section 5(d) hereof), then the Company shall pay the Executive, within thirty
(30) days after the date of termination, an amount (the "Severance Payment") equal to (x) two (2) times the Executive's highest annual Salary in existence at any time during the last two (2) years of employment immediately preceding the date of termination, and (y) a prorata portion (based on the portion of the calendar year that the Executive served hereunder prior to such termination) of the annual bonus which would have been paid to the Executive for the full year during which such termination occurred, minus applicable withholding and authorized salary reductions (the "Severance Payment"). In addition, following other such termination, the Executive shall be entitled to the following benefits (collectively, the "Additional Benefits");

          (i) immediate vesting of any of the Executive's outstanding options to purchase securities of the Company which were not vested by their own terms on the date of termination and the extension of the Executive's right to exercise all the Executive's options to purchase securities of the Company for a period equal to the lesser of (A) one (1) year following the date of termination or (B) the remaining term of the applicable option;

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          (ii) continued coverage, at the Company's cost, under the Company's group health plan for the applicable coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") but only if Executive elects such COBRA continuation in accordance with the time limits and in the applicable COBRA regulations; and

          (iii) an amount, in cash, equal to the sum of (A) any unreimbursed expenses incurred by the Executive in the performance of his duties hereunder and in compliance with Company policy through the date of termination, plus (B) any accrued and unused vacation time or other unpaid benefits as of the date of termination; and

          (iv) Company shall cause Executive to be covered by any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of Company or service in other capacities at the request of the company. The coverage provided to Executive pursuant to this paragraph shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director of Company (or any successor). In addition, the Company agrees that the Indemnification Agreement dated October 17, 2002, entered into by and between the Company and the Executive, as well as all other rights to which Executive is entitled with regard to indemnification and advancement of expenses, whether by virtue of the Company's certificate of incorporation, bylaws or otherwise, will remain in full force and effect, in accordance with its terms.

     The parties agree that, because there can be no exact measure of the damages which would occur to the Executive as a result of termination of employment, such payments contemplated in this Section 5(f) shall be deemed to constitute liquidated damages and not a penalty and the Company agrees that the Executive shall not be required to mitigate his damages. The termination compensation in this Section 5(f) shall be paid only if the Executive executes a termination agreement releasing all legally waivable claims arising from the Executive's employment.

     (g) Termination and Benefits upon a Change in Control. In the event of a Change in Control, as defined in this Section 5(g), then in lieu of the Severance Payment contained in Section 5(f) hereof, if the Executive is terminated without Cause or the Executive terminates his employment for Good Reason within the twelve (12) month period immediately following a Change in Control the Company shall pay to the Executive a lump sum amount equal to: (x) two (2) times the Executive's highest annual salary paid during the last two (2) years immediately preceding the date of termination, and (y) a prorata portion (based on the portion of the calendar year that the Executive served hereunder prior to such termination) of the annual bonus which would have been paid to the Executive for the full year during which such termination occurred, which in no event will be less than one-half of the Executive's then current Salary, minus applicable withholding and authorized salary reductions (the "Payment"). In the event that the excise tax relating to "parachute payments" under Section 280G of the Code applies to the Payment, then the Company shall pay the Executive an additional payment in an amount such that, after payment of federal income taxes (but not the excise tax) on such additional payment, the Executive receives an additional amount equal to the excise tax originally imposed on the Payment. The Executive shall also be entitled to receive the Additional Benefits. "Change of

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Control" means or shall be deemed to have occurred if and when: (i) any "person"
or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Company; (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange
Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, and (b) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the surviving or resulting Person; (iii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company assets (either in one transaction or a series of related transactions); (iv) the liquidation or dissolution of the Company; or (v) during any consecutive two-year period individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination by the Board of Directors for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     (h) Survival. Notwithstanding the termination of this Agreement under this
Section 5, the provisions of Sections 7 and 8 of this Agreement, and all other provisions hereof which by their terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

     6. CONSENT AND WAIVER BY THIRD PARTIES. The Executive hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

     7. CONFIDENTIAL INFORMATION. The Executive acknowledges that in the course of his employment with the Company, he has received and will receive access to confidential information of a special and unique value concerning the Company and its business, including, without limitation, trade secrets, know-how, lists of customers, employee records, books and records relating to operations, costs or providing service and equipment, operating and maintenance costs, pricing criteria and other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "information") which the Company desires to protect. The Executive acknowledges that such information is confidential and the protection of such confidential information against unauthorized use or disclosure is of critical importance to the Company. The Executive agrees that he will not reveal such information to any one outside the Company. The Executive further agrees that during the term of this Agreement and thereafter he will not use or disclose such information. Upon termination of his employment hereunder, the Executive shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his

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possession by or through his employment hereunder and relating to the information referred to in this Section 7, and the Executive agrees that all such materials will at all times remain the property of the Company. The obligation of confidentiality, non-use and non-disclosure of know-how set forth in this Section 7 shall not extend to know-how (i) which was in the public domain prior to disclosure by the disclosing party, (ii) which comes into the public domain other than through a breach of this Agreement, (iii) which is disclosed to the Executive after the termination of this Agreement by a third party having legitimate possession thereof and the unrestricted right to make such disclosure, or (iv) which is necessarily disclosed in the course of the Executive's performance of his duties to the Company as contemplated in this Agreement. The agreements in this Section 7 shall survive the termination of this Agreement.

     8. NO SOLICITATION. To support the agreements contained in Section 7 hereof, from the date hereof and for a period twelve (12) months after the Executive's employment with the Company is terminated for any reason, the Executive shall not, either directly or indirectly, through any person, firm, association or corporation with which the Executive is now or may hereafter become associated, (i) solicit any then current employee of the Company or its affiliates (except through ads or notices offering employment that are published or otherwise made publicly available), or (ii) use in any competition, solicitation or marketing effort any information as to which the Executive has a duty of confidential treatment under paragraph 7 above.

     9. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

                  If to the Executive:    Joseph G. Nicknish
                                          c/o Mission Resources Corporation
                                          1331 Lamar, Suite 1455
                                          Houston, Texas 77010-3039

                  If to the Company:      Mission Resources Corporation
                                          1331 Lamar, Suite 1455
                                          Houston, Texas 77010-3039
                                          Attn: Chairman, Compensation Committee

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

     10. SPECIFIC PERFORMANCE. The Executive acknowledges that a remedy at law for any breach or attempted breach of Section 7 or 8 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such a breach or attempted breach, and further agrees to waive any requirement of the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     11. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this

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Section 11. No modifications or waiver by the Company shall be effective without the consent of at least a majority of the Compensation Committee of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. The Employment Agreement dated May 15, 2001 between the Company and the Executive, and all obligations of the parties thereto, are hereby terminated in all respects.

     12. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

     13. SEVERABILITY. In case of one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never contained herein.

     14. ARBITRATION. In the event that a dispute or controversy should arise between the Executive and the Company as to the meaning or application of any provision, term or condition of this Agreement, such dispute or controversy shall be settled by binding arbitration in Houston, Texas and for said purpose each of the parties hereto hereby expressly consents to such arbitration in such place. Such arbitration shall be conducted in accordance with the existing rules and regulations of the American Arbitration Association governing commercial transactions. The expense of the arbitrator shall be borne by the Company.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                           COMPANY:

                           MISSION RESOURCES CORPORATION

                           By:    /s/ Robert L. Cavnar
                               -------------------------------------------------
                           Name:  Robert L. Cavnar
                           Title: Chairman, President & CEO


                           EXECUTIVE:

                           /s/ Joseph G. Nicknish                       12/9/02
                           -----------------------------------------------------
                                    Joseph G. Nicknish

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                                   EXHIBIT A

                             GRANT AGREEMENT UNDER
                         MISSION RESOURCES CORPORATION
                           1996 STOCK INCENTIVE PLAN

     THIS AGREEMENT is entered into this 6th day of November, 2002, between Mission Resources Corporation, a Delaware corporation (the "Company"), and Joseph G. Nicknish, an employee of the Company ("Grantee"), pursuant to the provisions of the Bellwether Exploration Company 1996 Stock Incentive Plan (the "Plan").

     WHEREAS, the Board of Directors of the Company has authorized and approved the grant of this stock option to Grantee subject to the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

     Section 1. Grant of Options. Subject to all of the terms, conditions and provisions of the Plan and of this Agreement, the Company hereby grants to Grantee options under the Plan pursuant to which Grantee shall have the right and option under the Plan to purchase from the Company all or any part of an aggregate of 250,000 shares of the common stock of the Company, par value $0.01 per share ("Common Stock"), which shall consist of authorized but unissued shares or issued shares reacquired by the Company. Subject to the provisions of the Plan, the options under this grant are intended to be Incentive Stock Options. To the extent the number of optional shares under this Grant exceeds the limit in Section 3.5 of the Plan or the optional shares otherwise fail to qualify as Incentive Stock Options, such optioned shares shall be deemed granted pursuant to a Stock Option under Article II of the Plan. In such case the Plan Administrator shall designate which stock will be treated as Incentive Stock Options by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company's stock transfer records.

     Section 2. Option Price. The option or purchase price payable by Grantee to the Company in exercise of these options shall be $0.495 per share (the "Option Price"), being the closing price on November 6, 2002 and which is 100% of the Fair Market Value of the Common Stock on the date of this Grant.

     Section 3. Exercise Period and Exercise of Option. The options shall vest and become exercisable as to 33.4% of the Common Stock covered hereby on November 6, 2002 (the "Grant Date"), as to 66 2/3% one (1) year following the Grant Date and as to 100% of the Common Stock covered hereby two (2) years following the Grant Date. None of the vested Options shall become exercisable until six (6) months following the date on which they are initially granted. Any options which remain unexercised on the 10th anniversary of the Grant Date shall expire. Other terms and conditions upon which the options may be exercised are:

          (a) Except as provided in the Plan with respect to death, disability or retirement of Grantee, no option may be exercised at any time unless Grantee has been continuously employed by the Company, or a parent, subsidiary or affiliate of those companies, from the Grant Date until the option is exercised.

          (b) In the event that (i) the Company terminates the Grantee's Employment Agreement with the Company dated effective as of November 6, 2002 (the "Employment Agreement") for any reason other than for Cause (as defined in the Employment Agreement) or the death or disability (as defined in the Employment Agreement) of the Executive or (ii) the Executive terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement), then the options granted hereby shall vest and be exercisable in accordance with the terms of Section 5(f) of the Employment Agreement or in the event that a Change of Control (as defined in the Employment Agreement) has occurred, in accordance with the terms of Section 5(g) of the Employment Agreement. In all other events of the termination of the employment of the Executive, the options will vest and be exercisable in accordance with the terms of the Plan.

          (c) The effect of Grantee's termination of employment shall be controlled by the terms of the Plan unless expressly provided otherwise in this Agreement.

          (d) In no event can the options subject to this Grant be exercised more than ten (10) years after the date of this Grant.

     Section 4. No Employment Commitment. Grantee acknowledges that neither the grant of the options nor the execution of this Agreement by the Company shall be interpreted or construed as imposing upon the Company an obligation to retain his services for any stated period of time, which employment shall continue to be as provided in the Employment Agreement.

     Section 5. Grantee's Agreement. Grantee expressly and specifically agrees that:

          (a) With respect to the calendar year in which options are exercised, the Grantee shall include in his gross income for federal income tax purposes the amount, if any, by which the fair market value of the Common Stock on the date of exercise as determined in Section 6.7(b) of the Plan exceeds the Option Price;

          (b) The grant of the options is special incentive compensation which shall not be taken into account as "wages" or "salary" in determining the amount of payment or benefit to the Grantee under any pension, thrift, stock or deferred compensation plan of the Company, as the case may be; and

          (c) On behalf of the Grantee's beneficiary, such grant shall not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company or any subsidiary.

     Section 6. Method of Payment. Options under this Grant shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares.

     The option price upon exercise of any option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Plan Administrator in

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

its discretion, by tendering previously acquired Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Plan Administrator in its discretion, by withholding Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Plan Administrator in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Common Stock shall be effected by the surrender of such Common Stock to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the option Grant is exercised. Unless otherwise permitted by the Plan Administrator in its discretion, the Grantee shall not surrender, or attest to the ownership of, Common Stock in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the option Grant for financial reporting purposes.

     Upon payment of all amounts due from the Grantee, the Company shall cause certificates for the optioned Common Stock then being purchased to be delivered to the Grantee (or the person exercising the Grantee's Option in the event of his death) at its principal business office within ten (10) business days after the exercise date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to Section 6.1 of the Plan. If the Grantee fails to pay for any of the optioned Common Stock specified in such notice or fails to accept delivery thereof, then the option, and right to purchase such optioned Common Stock may be forfeited by the Company.

     Section 7. Other Terms, Conditions and Provisions. As previously provided, the options herein granted by the Company to Grantee are granted subject to all of the terms, conditions and provisions of the Plan. Grantee hereby acknowledges receipt of a copy of the Plan certified by the Secretary of the Company and the parties agree that the entire text of such Plan be, and it hereby is, incorporated herein by reference as fully as if here copied in full. Reference to such Plan is therefore made for a full description of the rights and methods of exercise of the options, the effect of Grantee's termination of employment, the adjustments to be made in the event of changes in the capital structure of the Company, and of all of the other provisions, terms and conditions of the Plan applicable to the options granted herein. If any of the provisions of this Agreement shall vary from or be in conflict with the Plan, the provisions of the Plan shall be controlling.

     Section 8. Non-Transferability. The options granted hereunder are not transferable or assignable by Grantee except by will or by the laws of descent and distribution.

     Section 9. Disqualifying Disposition. In the event that Common Stock acquired upon exercise of this Grant is disposed of by the Grantee in a "Disqualifying Disposition," such Grantee shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. For purposes hereof, "Disqualifying Disposition" shall mean a disposition of Common Stock that is acquired upon the exercise of this Grant (and that is not deemed granted pursuant to a nonqualified Stock Option under Section 1) prior to the expiration of either two years from the date of this Grant or one year from the transfer of shares to the Grantee pursuant to the exercise of this stock Grant.

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

     IN WITNESS WHEREOF, this Agreement is executed and entered into effective on the day and year first above written.

                                        MISSION RESOURCES
                                        CORPORATION


ATTEST:                                 By: /s/ Robert L. Cavnar
                                            ------------------------------------
/s/ Leslee Ranly                        Name:  Robert L. Cavnar
-----------------------------           Title: Chairman, President & CEO
Leslee Ranly, Secretary

                                        /s/ Joseph G. Nicknish     12/9/02
                                        ----------------------------------------
                                        Joseph G. Nicknish, Grantee

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